CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-131188 on Form N-14 of HighMark Funds under the headings "Information about the Reorganization - Comparison of Service Providers" in the combined Prospectus / Proxy Statement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information both appearing in the Registration Statement.


/s/ DELOITTE & TOUCHE LLP
New York, New York
February 15, 2006